UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 28, 2023
Exeter Automobile Receivables Trust 2022-3
(Exact name of Issuing Entity as specified in its charter)
EFCAR, LLC
(Exact name of Depositor / Registrant as specified in its charter)
Exeter Finance LLC
(Exact name of Sponsor as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
333-233850 333-233850-08	45-2673519 88-6197873
(Commission File Number)	(IRS Employer Identification No.)
2101 W. John Carpenter Freeway, Irving, Texas	75063
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (469) 754-4396
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.	Entry into a Material Definitive Agreement.
On April 28, 2023, Exeter Holdings Trust 2022-3, EFCAR, LLC, Exeter Finance LLC, Exeter Automobile Receivables Trust 2022-3 (the “Issuer”) and Citibank, N.A. entered into Amendment No. 1 to the Sale and Servicing Agreement, dated as of May 30, 2022 (the “Sale and Servicing Agreement”), for the purpose of conforming a defined term contained in the Sale and Servicing Agreement to the description of such term contained in the prospectus, dated June 14, 2022, relating to the offering of the Issuer’s Class A-1, Class A-2, Class A-3, Class B, Class C and Class D Notes.
Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:
Exhibit No.	Description
4.9	Amendment No. 1 to Sale and Servicing Agreement, dated as of April 28, 2023, among Exeter Holdings Trust 2022-3, EFCAR, LLC, Exeter Finance LLC, the Issuer and Citibank, N.A.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EFCAR, LLC

By:	/s/ Ben Miller
	Name:	Ben Miller
	Title:	Chief Executive Officer
Date: May 3, 2023